Exhibit 10.1

ECONOMIC INTEREST PARTICIPATION AGREEMENT AND PURCHASE OPTION

This Economic Interest Participation Agreement and Purchase Option (this “Agreement”) is entered into effective as of the 19th day of September, 2008 (the “Effective Date”) by and between UNITED MORTGAGE TRUST, a real estate trust organized under the laws of the State of Maryland with an address of 1702 N. Collins Blvd., Suite 100, Richardson, TX 75080, as lender, agent and assignor (“Assignor”), and UNITED DEVELOPMENT FUNDING III, L.P., a Delaware limited partnership with an address of 1812 Cindy Lane, Suite 200, Bedford, Texas 76021, as assignee (“Assignee”).

R E C I T A L S:

A.           United Development Funding, L.P., a Delaware limited partnership (“Borrower”) has executed and delivered that certain First Amended and Restated Secured Line of Credit Promissory Note, dated as of September 30, 2004, executed by Borrower and payable to the order of Assignor in the original principal amount of $30,000,000, as amended and restated in its entirety by that certain Second Amended and Restated Secured Line of Credit Promissory Note dated as of June 20, 2006 in the increased principal amount of $45,000,000, as modified by that certain First Modification of Second Amended and Restated Secured Line of Credit Promissory Note dated as of September 1, 2006 (as so amended, and as it may be further amended, modified, renewed, extended, superseded or replaced from time to time, the “Note”).

B.           The payment and performance of Borrower’s obligations under the Note is secured by that certain First Amended and Restated Security Agreement dated as of September 30, 2004, executed by Borrower in favor of Assignor (as it may be amended, modified, renewed, extended, superseded or replaced from time to time,   the “Security Agreement”).

C.           The Note, the Security Agreement, and all other instruments, agreements, mortgages, guarantees, certificates executed or entered into in connection with the Note are referred to herein collectively as the “Loan Documents”.

D.           Assignee desires to purchase (i) an economic interest in the payments of principal and interest made by Borrower under the Note relating to amounts funded by Assignee towards Assignor’s funding obligations under the Note (the “Economic Interest”) and (ii) an option to purchase a Participation Interest (as defined in Section 1 below) in the Note and the other Loan Documents (the “Option”), and Assignor has agreed to sell, assign, transfer and convey the Economic Interest and the Option to Assignee.

A G R E E M E N T:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.           Assignment.  In consideration for the payment of the Purchase Price (as defined in Section 3 below), Assignor hereby agrees to sell, transfer, assign and convey, and does hereby sell, transfer, assign and convey to Assignee, and Assignee hereby agrees to purchase, accept and receive, and does hereby purchase, accept and receive from Assignor, the Economic Interest and the Option.  The Economic Interest is the right of Assignee to receive payment of principal and accrued interest thereon under the Note relating to amounts funded by Assignee towards Assignor’s funding obligations under the Note.  The Option is the right of Assignee to purchase a participation interest in ownership of the Note and the Loan Documents relating to the Economic Interest purchased by Assignee hereunder including, without limitation, a participation in all rights incidental to ownership of the Note and the Loan Documents (a “Participation Interest”).

2.           Economic Interest.  Commencing on the Effective Date, each time that Borrower requests an advance of principal under the Note (a “Borrower Advance”), Assignor shall notify Assignee in writing of the principal amount requested by Borrower and the wire transfer and funding instructions.  Thereafter, Assignee shall fund an amount to Assignor equal to the amount of the Borrower Advance and upon such funding, Assignee shall own the Economic Interest related to the Borrower Advance so funded by Assignee.  Assignor shall clearly notate the Economic Interest of Assignee in its books and records by marking each Borrower Advance funded by Assignee and notating that the Economic Interest for such Borrower Advance is owned by Assignee.  Each time Assignee funds a Borrower Advance, Assignee’s Economic Interest shall be increased accordingly.

3.           Purchase Price.  The purchase price for the Economic Interest and the Option shall be (i) Assignee’s funding of each Borrower Advance  made under the Note after the Effective Date and (ii) Assignee’s funding of its pro-rata share of any costs of collection, including attorney fees (collectively, the “Purchase Price”).

4.           Payment of Economic Interest.  Assignor shall pay the Economic Interest to Assignee as follows:

(a)           Interest.  For each payment of interest made by Borrower on the Note, Assignor shall pay Assignee its pro rata share of accrued interest paid on the Note based on Assignee’s Economic Interest.  For example and not necessarily representative of real transactions hereunder, if $20,000,0000 in principal is outstanding under the Note, Assignor has funded $16,000,000 of such outstanding principal amount and Assignee has funded $4,000,0000 of such outstanding principal amount, and Borrower makes a payment equal to all accrued interest then due and payable under the Note, then Assignee’s pro rata share of Borrower’s interest payment shall be 20% ($4,000,000 / $20,000,000).

(b)           Principal. For each repayment of principal made by Borrower under the Note, Assignor shall pay Assignee its pro rata share of the principal repaid based on Assignee’s Economic Interest.  For example and not necessarily representative of real transactions hereunder, if $32,000,0000 in principal is outstanding under the Note, Assignor has funded $16,000,000 of such outstanding principal amount and Assignee has funded $16,000,0000 of such outstanding principal amount, and Borrower makes a principal payment equal to $1,000,000, then Assignee’s pro rata share of Borrower’s principal payment shall be $500,000.

(c)           Payments. Assignor shall make all payments of the Economic Interest to Assignee by wire transfer promptly upon receipt of payments from Borrower under the Note.

5.           Abatement. Assignee may temporarily abate its obligation to purchase the Economic Interest by funding Borrower Advances under Section 2 by giving Assignor written notice of the abatement which includes the number of months during which Assignee’s obligations shall be abated, not to exceed (12) months.

6.           Appointment of Agent.  While Assignee owns the Economic Interest:

(a)           Assignee hereby appoints Assignor as its agent with respect to the Economic Interest, and hereby authorizes Assignor on its behalf, and as deemed advisable by Assignor in its reasonable discretion, to do any and all acts and to make any and all decisions required, contemplated or advisable in connection with the Note and the other Loan Documents that may effect the Economic Interest, including, without limitation, modification or amendment of the Note and the Loan Documents, and enforcement of the rights and remedies available to Assignor under the Note and the Loan Documents.  Assignor’s powers to act with respect to the Note and the other Loan Documents shall not be limited or impeded in any manner by this Agreement despite any impact such exercise or non-exercise of powers by Assignor may have on the Economic Interest.

(b)           Assignor has complete authority to manage and control the Note and the Loan Documents.  Assignee shall rely solely upon Assignor with respect to its Economic Interest in the Note and the enforcement of Assignor’s rights under the Note and the Loan Documents.  Assignee shall not have any rights separate from Assignor to take any action, make any decision, or enforce any right under the Note and the Loan Documents.

7.           Exercise of Option.  Assignee shall give Assignor written notice of its intent to exercise the Option and acquire a Participation Interest in the Note and other Loan Documents. Upon exercise of the Option and payment of One Hundred and NO/100 Dollars (the “Exercise Price”), the Economic Interest purchased by Assignee hereunder shall be converted to a Participation Interest.  The exercise of the Option and the conversion of the Economic Interest into a Participation Interest shall be effective on the date of Assignee’s notice to Assignor.  The terms and conditions of the Participation Interest in the Note and Loan Documents shall be set forth in a Participation Agreement which shall be executed by Assignor and Assignee upon exercise of the Option, in substantially the form attached hereto as Exhibit “A”.  Once Assignee and Assignor have executed the Participation Agreement, its terms and conditions shall govern and control the Participation Interest despite any terms and conditions in this Agreement to the contrary that governed the Economic Interest prior to its conversion into a Participation Interest.

8.           Term.  This Agreement shall terminate upon the earlier of (i) payment in full of the Economic Interest, (ii) exercise of the Option by Assignee and conversion of the Economic Interest into a Participation Interest (in which case, the Participation Agreement shall govern the Participation Interest), (iii) mutual written agreement of Assignor and Assignee, or (iv) thirty (30) days prior written notice given by one party to the other party.  Upon any termination of this Agreement without conversion of the Economic Interest into a Participation Agreement, Sections 4, 6, 11, 13, 18, 19 and 21 shall survive such termination.  A termination of this Agreement shall not cause or be implied to have caused a termination of the Participation Agreement.

9.           Assignee’s Representations and Warranties.  Assignee hereby represents and warrants to Assignor that: (i) Assignee is a limited partnership, organized, validly existing and in good standing under the laws of the State of Delaware, (ii) Assignee has all requisite limited partnership power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and each other agreement executed and delivered by Assignor in connection herewith, (iii) this Agreement has been duly authorized, executed and delivered by Assignee and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with its terms; and (iv) Assignee has obtained all necessary consents, releases and agreements required to enter into this Agreement and to consummate the transactions contemplated hereby.

10.           Assignor’s Representations and Warranties.  Assignor hereby represents and warrants to Assignee, and agrees, that: (i) Assignor is a real estate investment trust organized, validly existing and in good standing under the laws of the State of Maryland, (ii) Assignor is the sole owner of the Note and the Loan Documents, (iii) Assignor has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and each other agreement executed and delivered by Assignor in connection herewith and (iv) this Agreement has been duly authorized, executed and delivered by Assignor and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms.

11.           Subordination Agreement. This Agreement is subject to that certain Subordination and Intercreditor Agreement executed by Assignor in favor of Textron Financial Corporation, as agent for certain lenders to Borrower, dated as of June 14, 2006 (as it may be amended, modified, renewed, extended, superseded or replaced from time to time, the “Subordination Agreement”).  Nothing herein shall effect or impede the obligations of Assignor under the Subordination Agreement.  Assignee hereby accepts, assumes and agrees to be bound by, all of the terms and provisions of the Subordination Agreement; provided however, that such agreement shall not be deemed to create privity between Assignee and Textron Financial Corporation.

12.
Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, successors and assigns; provided, however, that (i) Assignor may assign this Agreement and its rights and obligations hereunder to any entity acquiring the Note and Loan Documents with the prior written consent of Assignee, and (ii) Assignee may not assign or transfer all or any portion of this Agreement and its rights and obligations hereunder without the prior written consent of Assignor.

13.           Indemnification.  Assignor shall not be liable or responsible for, Assignee shall protect, indemnify, defend and hold Assignor harmless from and against, any and all claims and damages of every kind relating to (i) its performance as agent for Assignee with respect to the Economic Interest, (ii) the performance or nonperformance of any act by Assignor under the Note and other Loan Documents, (iii) Borrower’s failure to pay the Note in full or to comply with any of its obligations under the Note or any other Loan Document, or any “default” or “event of default” by Borrower under the Note or any other Loan Document, or any breach by Borrower of any representation, warranty, covenant or agreement contained in the Note or any other Loan Document, (iv) Assignor’s enforcement, or lack of enforcement, of any right it may have arising under the Note and the other Loan Documents; and (v) Assignee’s loss of its investment in the Economic Interest, in whole or in part, should such loss occur for any reason; provided, however, that Assignee shall have no indemnity obligations under this Section 13 to the extent that any claims or damages arise from the gross negligence or willful misconduct of Assignor.

14.           Entire Agreement; Amendment.  This Agreement together with its exhibits contain the entire understanding and agreement of Assignor and Assignee regarding the subject matter hereof and may not in any way be altered, amended or modified except by an instrument in writing signed by Assignor and Assignee.

15.           Governing Law.  This Agreement and the rights of Assignor and Assignee shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to its rules regarding conflict of laws.

16.           Headings.  The headings of the sections in this Agreement are for convenience of reference only and shall have no application in the interpretation of this Agreement.

17.           Exhibits.  The exhibits hereto are incorporated by reference to the same extent as if fully set forth herein.

18.           Severability.  If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

19.           Further Assurances.  The parties agree to execute such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated by this Agreement.

20.           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original.

21.           Costs of Collection.  Assignee shall fund its pro-rata share of any costs of collection of the Note, including attorney fees, upon Assignor’s request.

22.           Notices.  All notices under this Agreement shall be in writing and sent by hand delivery, overnight courier, or certified or registered mail, return receipt requested, to the parties at their respective addresses set forth in the introductory paragraph hereof, or to such other address as a party shall have designated by notice in the manner described above.  Any notice shall be deemed to be delivered upon actual receipt by the party to whom it is addressed.

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IN WITNESS WHEREOF, this Agreement has been executed on this the ______ day of __________________, 2008, effective for all purposes as of the Effective Date.

ASSIGNOR:

UNITED MORTGAGE TRUST

By:	/s/ David Hanson
Name:	David Hanson
Title:	UMTH GS L.P.- Advisor

ASSIGNEE:

UNITED DEVELOPMENT FUNDING III, L.P.

By:           UMTH Land Development, L.P.
Its:           General Partner

By:           UMT Services, Inc.
Its:           General Partner

By:	/s/ Ben Wissink
Name:	Ben Wissink
Title:	Chief Operating Officer